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                                                                  EXHIBIT 10.28

                                PROMISSORY NOTE


$300,000.00                                                 Tucson, Arizona
                                                            April 11, 1996


         FOR VALUE RECEIVED, Ellis Metals, Inc., an Arizona corporation ("Maker") having an address of 1800 North Stone, Tucson, Arizona 85703, hereby promises to pay to the order of EMCO Recycling Corp., an Arizona corporation, its successors and assigns ("Holder"), at 3700 West Lower Buckeye Road, Phoenix, AZ 85009, or such other place as the Holder hereof may, from time to time, specify in writing, the principal sum of Three Hundred Thousand and No/100 Dollars ($300,000.00), together with interest as provided in this Promissory Note ("Note").

         1. Interest. The unpaid principal amount of this Note will bear interest at the rate of nine percent (9%) per annum from the date hereof, until fully paid. All interest under this Note will accrue on the basis of a 365-day year and actual days elapsed.

         2. Payments. Interest only shall be paid in monthly installments on the unpaid principal amount commencing an the first day of May, 1996, and continuing on the first day of each month thereafter until April 12, 2001, when the entire unpaid principal amount and all accrued and unpaid interest shall be due and payable. Holder may extend the date when the entire unpaid principal amount and all accrued and unpaid interest is due and payable by one
(1) five (5) year period, in which case interest only shall continue to be paid in monthly installments on the unpaid principal amount on the first day of each month until April 12, 2006, when the entire unpaid principal amount and all accrued and unpaid interest shall be due and payable.

         3. Default. Upon failure to make any payment as herein provided within ten (10) days of the date due the remaining payments of principal, at the option of the holder hereof, shall at once become due and payable. After any default, and so long as such default remains uncured, at the option of the holder hereof, the unpaid principal sum hereof shall bear interest at the rate of eighteen percent (18%) per annum.

         4. Prepayment. The entire unpaid principal balance of this Note may be prepaid, in whole or in part, at any time without premium penalty.
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         5.      Severability.  Should any one or more provisions of this Note be determined to be illegal or unenforceable, such provision or provisions shall be modified to the minimum extent necessary to make it or its application valid and enforceable, and all other provisions nevertheless shall be effective.

         6. Governing Law. This Note shall be construed according to the laws of the State of Arizona.

         7. Waiver of Maker's Rights. Maker hereby expressly waives demand, presentment for payment, protest, notice of protest and diligence in collection, and consents to the time said payment or any part thereof is to be made.

         8. Attorneys' Fees. Maker promises to pay all costs and expenses of collection, including reasonable attorneys' fees in the event this Note is placed in the hands of an attorney for collection, and such collection is effected without suit. The prevailing party in any litigation, arbitration or other proceedings arising out of this Note shall be reimbursed by the other party for all costs and expenses incurred in such proceedings, including reasonable attorneys' fees.

         9. Security. This Note shall be secured by a Security Agreement on all of the inventory of the Maker.

         10. Cancellation of Prior Note. This Note replaces in its entirety that certain Promissory Note, dated August 2, 1995, by Maker to Holder, which is hereby cancelled by execution of this Note.



                                       ELLIS  METALS, INC., an Arizona
                                       corporation



                                        By:  /s/  Harold Rubenstein
                                             ------------------------------

                                        Its: Vice President
                                             ------------------------------




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